Exhibit 99.1

News Release

Enbridge Energy Partners Declares Distribution and Reports Earnings for Third Quarter 2013

HOUSTON, TX—October 30, 2013—Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “the Partnership”) today declared a cash distribution of $0.5435 per unit payable November 14, 2013 to unitholders of record on November 7, 2013.

The Partnership’s key financial results for the third quarter of 2013, compared to the same period in 2012, were as follows:

	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions, except per unit amounts)	2013	2012	2013	2012
Net income (1)	$14.9	$215.2	$21.5	$438.8
Net income (loss) per unit	(0.05)	0.60	(0.23)	1.21
Adjusted EBITDA (2)	274.5	303.5	840.1	876.6
Adjusted net income (1)	61.0	117.0	231.4	323.0
Adjusted net income per unit	0.09	0.29	0.43	0.82
(1)	Net income and adjusted net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.
(2)	Includes non-controlling interest.

Adjusted net income for the three and nine month periods ended September 30, 2013, as reported above, eliminates the impact of: (a) additional environmental costs, net of insurance recoveries, associated with the Line 6B incident; and (b) non-cash, mark-to-market net gains and losses; among other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

Adjusted net income of $61.0 million for the third quarter of 2013 was $56.0 million lower than the same period from the prior year primarily due to: (a) a timing difference between integrity costs incurred pursuant to the scheduled hydrostatic test on our Line 14 and the related recovery of these costs in our tariffs; (b) the impact of lower natural gas liquids (“NGL”) prices in our natural gas business; and (c) the inclusion of the deferred distribution from the $1.2 billion of preferred units issued in the second quarter of 2013 as a decrease in net income available to the general and limited partners. We expect full year 2013 adjusted EBITDA to be between $1.18 and $1.2 billion.

“We are pleased with the improving deliveries on all our liquids pipelines systems during the quarter. We expect the Partnership’s performance to strengthen as we begin to realize the benefits of our liquids and natural gas growth projects entering service and as the backdrop of natural gas and NGL prices improve,” said Mark Maki, president of the Partnership.

“The long-term outlook for the Partnership remains strong as our multi-billion organic growth program will deliver long-term, low risk secured cash flow growth. Project construction is proceeding on schedule and we expect our distribution coverage to improve as these projects enter service, driving distributable cash flow growth. During the quarter, we continued to make meaningful progress around both project execution and on our financing initiatives. In our liquids business, we are on target to deliver the remaining components of the first phase of our Eastern Access projects over the next couple of quarters. In our natural gas business, our 150 million cubic feet per day Ajax cryogenic natural gas processing plant situated in the Granite Wash region commenced limited service during the quarter and will ramp-up further with the imminent start-up of the Texas Express NGL pipeline, which will provide much needed NGL takeaway capacity to the premium NGL hub at Mont Belvieu, Texas. We are working through an important transitional period for the Partnership and we are focused on delivering sustainable value and growth over the long-term to our unitholders,” added Maki.

COMPARATIVE EARNINGS STATEMENT

	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions except per unit amounts)	2013	2012	2013	2012
Operating revenue	$1,789.4	$1,564.3	$5,155.1	$4,934.9
Operating expenses:
Cost of natural gas	1,257.5	1,048.6	3,564.4	3,320.7
Environmental costs, net of recoveries	0.6	(134.9)	184.3	(109.0)
Operating and administrative	265.1	215.3	678.0	618.4
Power	43.0	38.0	105.8	116.6
Depreciation and amortization	99.6	86.8	287.6	256.5
Operating income	123.6	310.5	335.0	731.7
Interest expense	70.5	83.4	226.4	248.8
Allowance for equity used during construction	9.3	5.6	25.2	5.6
Other income (expense)	0.4	(0.9)	1.0	(1.2)
Income before income tax expense	62.8	231.8	134.8	487.3
Income tax expense	1.5	2.6	17.5	6.4
Net income	61.3	229.2	117.3	480.9
Less: Net income attributable to:
Noncontrolling interest	20.3	14.0	54.3	42.1
Series 1 preferred unit distributions	22.7	—	35.8	—
Accretion of discount on Series 1 preferred units	3.4	—	5.7	—
Net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$14.9	$215.2	$21.5	$438.8
Less: Allocations to general partner	32.5	42.5	95.3	92.6
Net income (loss) allocable to limited partners	$(17.6)	$172.7	$(73.8)	$346.2
Weighted average limited partner units (basic)	317.4	289.3	313.2	286.5
Net income (loss) per limited partner unit (basic)	$(0.05)	$0.60	$(0.23)	$1.21
Weighted average limited partner units outstanding (diluted)	317.4	289.3	313.2	286.5
Net income (loss) per limited partner unit (diluted)	$(0.05)	$0.60	$(0.23)	$1.21

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in the Partnership’s financial results, comparing the three month period ended September 30, 2013 with the same period of 2012. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Adjusted Operating Income	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions)	2013	2012	2013	2012
Liquids	$150.2	$153.5	$472.4	$468.0
Natural Gas	17.3	60.2	59.4	156.0
Marketing	(0.5)	(1.2)	(0.1)	(6.9)
Corporate	(1.8)	(0.5)	(5.4)	(1.4)
Adjusted operating income	$165.2	$212.0	$526.3	$615.7

Liquids – Third quarter adjusted operating income for the Liquids segment decreased $3.3 million to $150.2 million from $153.5 million for the comparable period in 2012. Higher revenues attributable to an increase in transportation rates on our Lakehead system and contributions from growth projects entering service earlier in the year, specifically from the Bakken Berthold Rail and Bakken Pipeline Expansion projects, were more than offset by higher operating and administrative expenses associated with scheduled pipeline integrity initiatives. A timing difference between the integrity costs incurred during the quarter pursuant to the hydrostatic test on our Line 14 and the related recovery of these costs in our tariff revenues amounted to approximately $34 million of lower operating income over the comparable period in 2012. These costs will be substantially recovered in our tariffs through the first quarter of 2014.

Liquids Systems Volumes	Three months ended September 30,		Nine months ended September 30,
(thousand barrels per day)	2013	2012	2013	2012
Lakehead	1,825	1,756	1,781	1,808
Mid-Continent	216	214	202	228
North Dakota	206	206	161	216
Total	2,247	2,176	2,144	2,252

Natural Gas – Third quarter adjusted operating income for the Natural Gas segment was $42.9 million lower than the same period of 2012. The decrease in adjusted operating income was predominantly due to lower NGL prices, in addition to lower natural gas and NGL volumes on our systems. The quarter was also impacted by unfavorable true-ups of gross margin amounts related to our gross margin estimate process, while the same period of 2012 included a favorable true-up of amounts related to prior periods.

Natural Gas Throughput	Three months ended September 30,		Nine months ended September 30,
(MMBtu per day)	2013	2012	2013	2012
East Texas	1,120,000	1,219,000	1,201,000	1,276,000
Anadarko	957,000	1,065,000	963,000	1,023,000
North Texas	314,000	343,000	326,000	330,000
Total	2,391,000	2,627,000	2,490,000	2,629,000

Marketing – Third quarter adjusted operating income for the Marketing segment was $0.7 million higher than the same period of 2012. Improved adjusted operating income resulted from the expiration of certain firm natural gas transportation demand fees on third party pipelines and additional optimization opportunities attributable to modestly improved natural gas basis spreads.

Partnership Financing – In September 2013, Enbridge Energy Management, L.L.C. (“Enbridge Management”) closed an underwritten public offering and sale of 8,424,686 of its Listed Shares, including an over-allotment option. Enbridge Management received proceeds, net of underwriting commissions and offering costs, of approximately $235.6 million, which were subsequently used to invest in an equal number of i-units of Enbridge Partners. Enbridge Partners used the proceeds to repay commercial paper, to finance a portion of its capital expansion program relating to its core liquids and natural gas systems and for general partnership purposes.

During the third quarter the Partnership attributed approximately $22.7 million of earnings to its Series 1 Preferred unitholders. This amount is deducted from net income to arrive at the amount of net income attributable to the general and limited partners. Preferred distributions are accrued at an annual rate of 7.5 percent even though the payment of the distribution will be deferred until August 2015.

ENBRIDGE ENERGY MANAGEMENT DISTRIBUTION

Enbridge Energy Management, L.L.C. (NYSE:EEQ) declared a distribution of $0.5435 per share payable on November 14, 2013 to shareholders of record on November 7, 2013. The distribution will be paid in the form of additional shares of Enbridge Energy Management valued at the average closing price of the shares for the 10 trading days prior to the ex-dividend date on November 5, 2013.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Enbridge Partners will review its financial results for the quarter ended September 30, 2013 in a live Internet presentation, commencing at 5:00 p.m. Eastern Time on October 30, 2013. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available at the link below.

EEP Q3 2013 Earnings Conference Call:

www.enbridgepartners.com/Investor-Relations/EEP/Events-and-Presentations/

Alternative Webcast link:

http://www.media-server.com/m/p/pebnu2mr

The audio portion of the presentation will be accessible by telephone at (877) 703-6103 (Passcode: 14257402) and can be replayed until December 31, 2013 by calling (888) 286-8010 (Passcode: 48874555). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Adjusted Earnings	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions except per unit amounts)	2013	2012	2013	2012
Net income attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$14.9	$215.2	$21.5	$438.8
Line 6B incident expenses, net of recoveries	—	(145.0)	173.0	(125.0)
Line 14 incident liability and lost revenues	—	12.1	—	12.1
Noncash derivative fair value (gains) losses
-Liquids	5.5	9.6	4.3	(2.7)
-Natural Gas	32.3	23.9	10.0	(11.0)
-Marketing	0.2	0.7	1.7	3.1
-Corporate	1.1	0.3	0.8	0.2
Option premiums	3.3	1.0	2.0	(4.2)
Deferred tax law adjustment	—	—	12.1	—
Trucking and NGL marketing legal and audit costs	—	—	—	7.4
Noncash lower cost or market	—	(0.8)	—	4.3
Make-up rights adjustment	0.3	—	0.3	—
Accretion of discount on Series 1 preferred units	3.4	—	5.7	—
Adjusted net income	61.0	117.0	231.4	323.0
Less: Allocations to general partner	33.5	32.5	99.5	90.3
Adjusted net income allocable to limited partners	27.5	84.5	131.9	232.7
Weighted average units (millions)	317.4	289.3	313.2	286.5
Adjusted net income per limited partner unit (dollars)	$0.09	$0.29	$0.43	$0.82

Liquids	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions)	2013	2012	2013	2012
Operating income	$144.4	$276.8	$294.8	$583.6
Line 6B incident expenses, net of recoveries	—	(145.0)	173.0	(125.0)
Line 14 incident liability and lost revenues	—	12.1	—	12.1
Noncash derivative fair value (gains) losses	5.5	9.6	4.3	(2.7)
Make-up rights adjustment	0.3	—	0.3	—
Adjusted operating income	$150.2	$153.5	$472.4	$468.0

Natural Gas	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions)	2013	2012	2013	2012
Operating income (loss)	$(18.3)	$36.1	$47.4	$159.5
Noncash derivative fair value (gains) losses	32.3	23.9	10.0	(11.0)
Option premium amortization	3.3	1.0	2.0	(4.2)
Trucking and NGL marketing legal and audit costs	—	—	—	7.4
Noncash lower cost or market	—	(0.8)	—	4.3
Adjusted operating income	$17.3	$60.2	$59.4	$156.0

Marketing	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions)	2013	2012	2013	2012
Operating income (loss)	$(0.7)	$(1.9)	$(1.8)	$(10.0)
Noncash derivative fair value losses	0.2	0.7	1.7	3.1
Adjusted operating income (loss)	$(0.5)	$(1.2)	$(0.1)	$(6.9)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Adjusted EBITDA	Three months ended September 30,		Nine months ended September 30,
(unaudited, dollars in millions)	2013	2012	2013	2012
Net cash provided by operating activities	$465.0	$351.8	$942.5	$708.3
Changes in operating assets and liabilities, net of cash acquired	(228.7)	18.2	(292.1)	65.4
Interest expense (1)	69.4	83.1	225.6	248.6
Income tax expense	1.5	2.6	17.5	6.4
Line 6A & 6B insurance recoveries received (2)	(42.0)	(150.0)	(42.0)	(150.0)
Deferred tax law adjustment	—	—	(12.1)	—
Option premium amortization	3.3	1.0	2.0	(4.2)
Trucking and NGL marketing legal and audit costs	—	—	—	7.4
Make-up rights adjustment	0.3	—	0.3	—
Noncash lower cost or market	—	(0.8)	—	4.3
Other	5.7	(2.4)	(1.6)	(9.6)
Adjusted EBITDA	$274.5	$303.5	$840.1	$876.6

(1)

Interest expense excludes unrealized mark-to-market net losses of $1.1 million and $0.8 million for the three and nine month periods ended September 30, 2013, respectively. Excluded from interest expense for the three and nine month period ended September 30, 2012 is unrealized mark-to-market net losses of $0.3 million and $0.2 million, respectively.

(2)	Excludes $20 million of insurance recoveries, which we accrued at September 30, 2012.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil and natural gas transportation systems in the United States. Its principal crude oil system is the largest transporter of growing oil production from western Canada. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 15 percent of total U.S. oil imports; while deliveries to Ontario, Canada satisfy approximately 70 percent of refinery demand in that region. The Partnership’s natural gas gathering, treating, processing and transmission assets, which are principally located onshore in the active U.S. Mid-Continent and Gulf Coast areas, deliver approximately 2.5 billion cubic feet of natural gas daily. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Enbridge Energy Management, L.L.C. manages the business and affairs of Enbridge Partners, and its sole asset is an approximate 19 percent limited partner interest in Enbridge Partners. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, (NYSE:ENB) (TSX:ENB) is the general partner of Enbridge Partners and holds an approximate 21 percent interest in Enbridge Partners together with all of the outstanding preferred interests in Enbridge Partners.

Forward Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target’, “will” and similar words. Although the Partnership believes that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the Partnership’s ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline systems; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance, including those related to Line 6B and any additional fines and penalties assessed in connection with the crude oil release on that line; (6) changes in or challenges to the Partnership’s tariff rates; and (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Reference should also be made to Enbridge Partners’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its subsequently filed Quarterly Reports on Form 10-Q, for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at Enbridge Partners’ web site.

FOR FURTHER INFORMATION PLEASE CONTACT

Investor Relations Contact:	Media Contact:

Sanjay Lad	Terri Larson

Toll-free: (866) EEP INFO or (866) 337-4636	Telephone: (877) 496-8142

E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com

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